Exhibit 99.2
CLEAR CHANNEL INTERNATIONAL B.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF LOSS
(UNAUDITED)

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$239,197	$262,568	$736,616	$659,216
Operating expenses:
Direct operating expenses(1)	171,060	187,080	530,351	554,087
Selling, general and administrative expenses(1)	54,219	61,040	162,604	173,936
Corporate expenses(1)	11,425	17,691	36,634	32,821
Depreciation and amortization	16,628	22,509	54,851	64,740
Other operating expense (income), net	87	(189)	(1,553)	(600)
Operating loss	(14,222)	(25,563)	(46,271)	(165,768)
Interest expense, net	(11,265)	(5,970)	(31,397)	(18,094)
Other expense, net	(36,985)	(10,987)	(81,364)	(871)
Loss before income taxes	(62,472)	(42,520)	(159,032)	(184,733)
Income tax benefit (expense)	(765)	4,776	(1,346)	6,131
Consolidated net loss	(63,237)	(37,744)	(160,378)	(178,602)
Less amount attributable to noncontrolling interest	—	—	(66)	—
Net loss attributable to the Company	$(63,237)	$(37,744)	$(160,312)	$(178,602)

(1)Excludes depreciation and amortization